UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

WESTLAND DEVELOPMENT CO., INC.

(Name of Registrant as Specified In Its Charter)

SCC ACQUISITION CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Westland Shareholders: Let Your Voice Be Heard!

HAVEN’T VOTED YET? CAST YOUR “YES” BALLOT TODAY TO RECEIVE

$315 PER SHARE AND TO FOREVER PRESERVE THE ATRISCO HERITAGE.

We are writing to provide you with a supplemental proxy package for SunCal Companies’ proposed acquisition of Westland Development because we noticed that as of last week, your response to the initial proxy package had not yet been received.

If you have already made your decision about our offer and mailed in your vote, we thank you for carefully considering our plan. But if you haven’t had the chance to cast your ballot, we thought we would send you a quick reminder about how easy it is, and why it’s so important.

3 Reason to Vote Yes

1.	$315 per share + oil, gas and mineral revenues as described in the proxy statement

2.	Atrisco heritage forever preserved

3.	Smart growth for Albuquerque’s west side

Two-thirds of Westland’s shares must vote “yes” to realize the benefits of SunCal’s proposal.

Voting Is Simple!

The easiest way to vote on our proposal is by returning the enclosed green proxy ballot through the mail. Just check “yes,” “no” or “abstain” and sign and date it in the space indicated. Failing to cast a vote or abstaining will result in a “NO” vote for your shares. Please fold the proxy statement in half (do not tear) and return it in the pre-paid envelope provided. But remember, mail-in ballots must be received November 4th to be counted – so send in your vote TODAY!

You can also vote in person at the Westland shareholder meeting on November 6th from 7 a.m. to 10 a.m., at the Albuquerque Convention Center’s Kiva Auditorium.

What Approval Means for You

We at SunCal are confident that we have put forth a strong financial package that signifies our commitment to the Atrisco Land Grant heirs, and one that will benefit the heirs, their future heirs, and also the great people of Albuquerque and Bernalillo County.

If you would like more information about our offer, including an exact calculation of how much money you would receive, please call us at (888) 809-5211 or visit www.SunCalNM.com.

We thank you for your careful consideration of our proposal.

Sincerely,

Bill Myers
Regional President
SunCal New Mexico

Note: This letter will accompany additional copies of the proxy materials for Westland Development Co., Inc.’s Special Meeting of Shareholders scheduled for November 6, 2006 (previously mailed and filed with the SEC on September 20, 2006) which will be sent to certain of Westland’s shareholders on October 16, 2006.

ALBUQUERQUE OFFICE

Two PARK SQUARE

6565 AMERICAS PARKWAY NE, STE 200

ALBUQUERQUE, NM 87110

WWW.SUNCALNM.COM

On behalf of SunCal Companies, I would like to thank you for recently voting in favor of our proposal to acquire Westland Development and the Atrisco Land Grant property.

Your support brings us closer to our goal of honoring and preserving the legacy of the Atrisco Land Grant site while bringing beautiful master-planned communities to the Albuquerque and Bernalillo County region. We’re confident that our comprehensive package of financing, heritage preservation and smart planning will benefit you, your fellow heirs and the entire region as our future plans come to fruition.

As you know, voting is still underway, but if our merger proposal is ultimately approved, we’ll keep you updated on our plans as we move forward. It is our hope that this vote is just the first step in what will become our long-term and cooperative relationship with the Atrisco Land Grant heirs, the residents of Albuquerque and Bernalillo County, and local civic leaders.

Again, we thank you for your “yes” vote and look forward to contacting you soon!

Sincerely,

/s/ Bill Myers
Bill Myers
Regional President SunCal New Mexico

SEC Notice

This letter does not constitute a solicitation by Westland or its board of directors or executive officers of any approval or action of its stockholders. Westland has filed a definitive proxy statement and other relevant documents concerning the proposed transaction with SunCal with the SEC. Westland’s stockholders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction. You will be able to obtain the documents filed with the SEC free of charge at the Web site maintained by the SEC, www.sec.gov. In addition, Westland’s stockholders and investors may obtain free copies of such documents filed with the SEC by contacting Robert Simon of Westland at (505) 831-9600 or by written request mailed to Westland Development Co., Inc., 401 Coors Blvd., NW, Albuquerque, New Mexico 87121, Attention: Robert Simon.

Westland and its directors and executive officers and other persons may be deemed to be participating in the solicitation of proxies in connection with the merger. Other information regarding the participants in the proxy solicitation and a description of their interests, by security holdings or otherwise, are contained in the definitive proxy statement.

Note: This letter will be sent to shareholders of Westland Development Co., Inc. who have already voted “FOR” the proposals set forth in the proxy materials for Westland’s Special Meeting of Shareholders on November 6, 2006.

ALBUQUERQUE OFFICE

Two PARK SQUARE

6565 AMERICAS PARKWAY NE, STE 200

ALBUQUERQUE, NM 87110

WWW.SUNCALNM.COM

Thank you for returning your proxy ballot regarding SunCal’s proposal to acquire Westland Development and the Atrisco Land Grant property. Although you voted to not accept our offer, we would like to kindly ask that you reconsider our plan at this time. You still have the opportunity to re-cast your vote at the November 6 Westland shareholder meeting or by returning a new proxy ballot before November 4.

Voting in favor of our proposal would bring numerous benefits to yourself, your fellow Atrisco heirs and the entire Albuquerque and Bernalillo County region. Many Westland shareholders agree with us that this is an opportunity for the region to move towards reaching its great potential, while benefiting the families that played such a vital role in its creation and preserving the cultural resources that make this such a special place.

Here are a few other elements to consider:

You Can Change

Your Vote!

You are entitled to re-cast your ballot by returning a new proxy ballot before November 4 or by voting in person at the Westland shareholder meeting between 7 a.m. and 10 a.m. on Monday, November 6 at the Albuquerque Convention Center’s Kiva Auditorium. By doing so, your prior vote will be cancelled and your new proxy or in-person ballot will be counted instead.

Selling Your Shares is NOT Selling Your Heritage

Voting to approve our proposal is voting to secure the cultural heritage and traditions of the Atrisco Land Grant. SunCal’s contribution of $1 million each year for 100 years to the Atrisco Heritage Foundation would provide for cultural programs and projects that celebrate the land’s proud past. The Foundation would be managed by a Board of Trustees comprised primarily of heirs that would have direct oversight of how the money is spent. Additionally, the Santa Clara, San Jose de Armijo and Evangelico cemeteries would be transferred to the Foundation, which would make all decisions regarding operation of the cemeteries, including continuation of existing programs for burials of Atrisco heirs.

Note: This letter will be sent to shareholders of Westland Development Co., Inc. who have already voted “AGAINST” or “ABSTAINED” for the proposals set forth in the proxy materials for Westland’s Special Meeting of Shareholders on November 6, 2006.

Your Potential to Collect Future Oil and Gas Revenues is Protected

SunCal’s proposal would give Westland shareholders a number of Class A units in Atrisco Oil & Gas LLC equal to the number of Westland shares they currently own, which would entitle them to 100 percent of the rents and royalties under Westland’s two existing oil and gas leases and a 50 percent interest in all oil, gas and other mineral rights of Westland.

It is for these reasons that we respectfully ask you to consider changing your vote. If you have any further questions, please feel free to call us at (888) 809-5211 or visit www.SunCalNM.com.

Sincerely,

/s/ Bill Myers
Bill Myers
Regional President SunCal New Mexico

SEC Notice

This letter does not constitute a solicitation by Westland or its board of directors or executive officers of any approval or action of its stockholders. Westland has filed a definitive proxy statement and other relevant documents concerning the proposed transaction with SunCal with the SEC. Westland’s stockholders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction. You will be able to obtain the documents filed with the SEC free of charge at the Web site maintained by the SEC, www.sec.gov. In addition, Westland’s stockholders and investors may obtain free copies of such documents filed with the SEC by contacting Robert Simon of Westland at (505) 831-9600 or by written request mailed to Westland Development Co., Inc., 401 Coors Blvd., NW, Albuquerque, New Mexico 87121, Attention: Robert Simon.

Westland and its directors and executive officers and other persons may be deemed to be participating in the solicitation of proxies in connection with the merger. Other information regarding the participants in the proxy solicitation and a description of their interests, by security holdings or otherwise, are contained in the definitive proxy statement.